Exhibit 99

                             SUBSCRIPTION AGREEMENT


   Firstar Trust Company
   Corporate Trust Services
   Attention:  Pamela Warner
   1555 North RiverCenter Drive, Suite 301
   Milwaukee, Wisconsin  53212


             The undersigned ("Subscriber") hereby acknowledges receipt of the Prospectus relating to the offer by Swing-N-Slide Corp. (the "Company") of an aggregate $3,333,333 principal amount (the "Maximum Offering Amount") of the Company's 10% Convertible Subordinated Debentures due February 15, 2004 (the "Debentures"). Under the terms and conditions set forth in the Prospectus, each stockholder of the Company other than GreenGrass Holdings (an "Other Stockholder") is entitled to purchase Debentures in the principal amount of up to his, her or its pro rata portion of the Maximum Offering Amount, determined by multiplying the Maximum Offering Amount by a fraction, the numerator of which is the number of shares of Common Stock owned by the Other Stockholder as of June 27, 1996 (the "Record Date") and the denominator of which is 2,416,536 (the total number of shares of Common Stock owned by all Other Stockholders as of the Record Date), rounded down to the nearest dollar.

             Under the terms and conditions set forth in the Prospectus, the principal amount of Debentures which the Subscriber is entitled to purchase is as follows:

        Maximum Offering Amount:                                   $3,333,333

             multiplied by                                                  X

        Number of Shares Owned by Subscriber
        as of the Record Date:                                     __________

             divided by

        Total Number of Shares Owned by All Other
        Stockholders As of the Record Date:                       2,416,536

             equals                                                         =

        Principal Amount Offered to Subscriber,
        Rounded Down to Nearest Dollar:                          $__________

             Under the terms and conditions set forth in the Prospectus, the Subscriber hereby irrevocably commits to purchase and subscribes for the principal amount of Debentures set forth below, at a purchase price equal to 100% of the principal amount of such Debentures, or the aggregate purchase price set forth below:

        Principal Amount of Debentures Which Subscriber
        Commits to Purchase (not to exceed $______):              $__________

             multiplied by                                                  X

        Purchase Price at 100% of the principal amount:                  100%

             equals                                                         =

        Aggregate Purchase Price of Debentures Purchased:         $__________


             THIS SUBSCRIPTION AGREEMENT MUST BE RETURNED TO FIRSTAR TRUST COMPANY (THE "SUBSCRIPTION AGENT"), CORPORATE TRUST SERVICES, ATTENTION:
   PAMELA WARNER, 1555 NORTH RIVERCENTER DRIVE, SUITE 301, MILWAUKEE, WISCONSIN 53212, BY 5:00 P.M., CENTRAL DAYLIGHT TIME, ON JUNE 9, 1998 (THE "EXPIRATION DATE"). PAYMENT IN FULL OF THE PURCHASE PRICE (THE "PURCHASE PRICE") FOR THE PRINCIPAL AMOUNT OF DEBENTURES SUBSCRIBED FOR MUST BE MADE TOGETHER WITH THE RETURN OF THIS SUBSCRIPTION AGREEMENT.

             Payment may be made only by (a) check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, payable to Swing-N-Slide Corp., or (b) wire transfer of funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions, or (c) a combination of the foregoing. The Purchase Price will be deemed to have been received by the Subscription Agent only upon
   (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) receipt of collected funds in the Subscription Agent's account designated above.

             THE METHOD OF DELIVERY OF THE SUBSCRIPTION AGREEMENT AND PAYMENT OF THE PURCHASE PRICE TO THE SUBSCRIPTION AGENT ARE AT THE ELECTION AND RISK OF THE SUBSCRIBER. IF SENT BY MAIL, THE SUBSCRIBER IS URGED TO SEND THE SUBSCRIPTION AGREEMENT AND PAYMENTS BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND IS URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION TIME.

             IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, IF THE SUBSCRIBER WISHES TO PAY THE PURCHASE PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK, THE SUBSCRIBER IS URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME, AND IS URGED TO CONSIDER IN THE ALTERNATIVE PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

             For further information about the offering of Debentures, please refer to the Prospectus or contact Richard E. Ruegger, Vice President-Finance, Swing-N-Slide Corp., 1212 Barberry Drive, Janesville, Wisconsin 53545, phone number (608) 755-4777.

             IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date set forth below.

   Dated:    _________________, 1998


   _____________________________
   Signature
   (Must be signed exactly as name appears on stock certificate or on security position listing.)

   Print Name:         ____________________________________

   Address:            ____________________________________

                       ____________________________________

                       ____________________________________

   Telephone Number:   ____________________________________